Exhibit 99.1

MEDCATH CONTACT:
Art Parker	Lora Ramsey
President/Chief Executive Officer	Chief Financial Officer
(704) 815-7700	(704) 815-7700

MedCath Corporation Reports Fourth Fiscal Quarter Results

CHARLOTTE, N.C., Dec. 14, 2011— MedCath Corporation (Nasdaq: MDTH), a healthcare provider focused on high acuity healthcare services, today announced operating results for its fourth fiscal quarter ended September 30, 2011.

Fourth Fiscal Quarter Highlights

•	Net revenue of $42.5 million, up 2.6% compared to the fourth quarter of fiscal 2010.

•	Total admissions and adjusted admissions of 1,785 and 2,930, down 10.3% and 10.2%, respectively, compared to the fourth quarter of fiscal 2010.

•	Loss from continuing operations of ($10.1) million and Adjusted EBITDA of $(6.3) million.

•	Diluted loss per share from continuing operations of ($0.57) and Adjusted EPS of ($0.33).

•	Total cash of $304.4 million, which includes cash held at entities previously sold and cash used to fund a $139.4 million liquidating dividend on October 13, 2011.

Adoption of Liquidating Accounting

On September 22, 2011, at a special meeting of stockholders, MedCath’s stockholders approved the following:

•	The sale of all or substantially all of MedCath’s remaining assets prior to filing a certificate of dissolution, and

•	The complete liquidation of MedCath once the Board of Directors of MedCath concludes that the implementation of a formal plan of dissolution was in the best interest of MedCath and its stockholders.

Accordingly, MedCath adopted the liquidation basis of accounting as of September 22, 2011 since the liquidation and dissolution of MedCath was determined to be imminent. Please refer to MedCath’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission December 14, 2011, for additional information regarding our adoption of the liquidation basis of accounting, our estimate of net asset value derived from our liquidation, risks relating to an investment in MedCath and risks relating to our liquidation and dissolution.

Financial results provided in this release are on a going concern basis for MedCath’s operating activity through September 30, 2011, and include, among other items, the consolidated results of three hospitals: Bakersfield Heart Hospital, Louisiana Medical Center and Heart Hospital and Hualapai Mountain Medical Center. Louisiana Medical Center and Heart Hospital and Hualapai Mountain Medical Center were sold effective September 30, 2011. MedCath’s financial results in this release also include MedCath’s percentage of the net income of Harlingen Medical Center, which is accounted for pursuant to the equity method of accounting since MedCath did not own a majority of Harlingen Medical Center. MedCath sold its interest in Harlingen Medical Center on November 30, 2011.

Fourth Quarter of Fiscal 2011 Results Compared to Fourth Quarter of Fiscal 2010 Results

MedCath’s reported net revenue increased 2.6% to $42.5 million in the fourth quarter of fiscal 2011 compared to $41.4 million in the fourth quarter of fiscal 2010. Net income was $30.8 million in the fourth quarter of fiscal 2011 compared to a net loss of $(21.7) million in the fourth quarter of fiscal 2010. MedCath’s loss from continuing operations was $(10.1) million, or $(0.57) per diluted share, in the fourth quarter of fiscal 2011 compared to $(22.2) million, or $(1.33) per diluted share, in the fourth quarter of fiscal 2010.

MedCath’s fourth quarter of fiscal 2011 financial results include the following items:

•	$7.0 million, or ($0.21) per diluted share, of professional fees and other expenses incurred in connection with MedCath’s strategic options process announced on March 1, 2010; and

•	$1.0 million, or ($0.03) per diluted share, in share-based compensation expense.

MedCath’s fourth quarter of fiscal 2010 financial results include the following items:

•	$28.5 million, or ($0.87) per diluted share, in impairment expense;

•	$0.8 million, or ($0.02) per diluted share, in share-based compensation expense; and

•	$2.6 million, or ($0.08) per diluted share, of professional fees and other expenses incurred in connection with MedCath’s strategic options process announced on March 1, 2010.

Adjusted EBITDA was $(6.3) million in the fourth quarter of fiscal 2011 compared to $(0.5) million in the same period of the prior year. MedCath’s Adjusted EPS for the fourth quarter of fiscal 2011 was $(0.33) compared with $(0.36) in the fourth quarter of fiscal 2010.

Operating Statistics

MedCath’s financial results for the fourth fiscal quarter ended September 30, 2011, reflect a 10.3% decrease in total admissions and a 10.2% decrease in adjusted admissions compared to the fourth quarter of fiscal 2010. Volumes during the quarter were negatively impacted by the closing of Hualapai Mountain Medical Center, which began to wind down its operations on September 1, 2011. Hospital outpatient cases, including emergency department visits, totaled 9,995 in the fourth quarter of fiscal 2011, up 2.0% compared to the fourth quarter of fiscal 2010.

Total uncompensated care, which includes charity care plus bad debt expense, equaled 21.8% of hospital division net patient revenue before the deduction for charity care in the fourth quarter of fiscal 2011 compared to 16.2% in the fourth quarter of fiscal 2010.

Update on Strategic Options Process

On December 1, 2011, MedCath announced the completion of a transaction related to the sale of its equity interest in Harlingen Medical Center and HMC Realty, LLC, representing the twelfth transaction since MedCath announced its strategic options process in March 2010. MedCath anticipates that final net proceeds from this transaction, after payment of income tax due on the gain on sale, to be approximately $0.3 million. As a result, MedCath currently owns an interest in and operates only one hospital, located in Bakersfield, California.

Use of Non-GAAP Financial Measures

Included in this press release and the supplemental financial information furnished herewith are certain financial measures that are not calculated and presented in conformity with generally accepted accounting principles (“non-GAAP measures”), such as adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) and adjusted diluted earnings per share from continuing operations (“Adjusted EPS”). The supplemental financial information furnished herewith provides a quantitative reconciliation of Adjusted EBITDA and Adjusted EPS based on the following calculations as and for the periods identified below.

Adjusted EBITDA for the fourth fiscal quarter of 2011 represents MedCath’s loss from continuing operations, net of taxes attributable to MedCath’s common stockholders; income tax benefit, net income attributable to noncontrolling interests; equity in net earnings (losses) of unconsolidated affiliates; interest and other income; interest expense; (gain) loss on disposal of property, equipment and other assets; depreciation; share-based compensation expense, and professional fees associated with MedCath’s exploration of strategic options. Adjusted EPS for the fourth fiscal quarter of fiscal 2011 represents MedCath’s diluted loss per share from continuing operations adjusted for professional fees associated with MedCath’s consideration of strategic options and share-based compensation expense.

Adjusted EBITDA for the fourth fiscal quarter of 2010 represents MedCath’s loss from continuing operations, net of taxes, income tax benefit; net income attributable to noncontrolling interests; equity in earnings (losses) of unconsolidated affiliates; interest and other income; interest expense; (gain) loss on disposal of property, equipment and other assets; impairment of long-lived assets; depreciation; share-based compensation expense, and professional fees associated with MedCath’s exploration of strategic options. Adjusted EPS for the fourth fiscal quarter of fiscal 2010 represents MedCath’s diluted loss per share from continuing operations adjusted for share-based compensation expense; impairment of long-lived assets, and professional fees associated with MedCath’s exploration of strategic options.

Adjusted EBITDA for the 2011 fiscal period represents MedCath’s loss from continuing operations, net of taxes, income tax benefit; net income attributable to noncontrolling interests; equity in earnings (losses) of unconsolidated affiliates; interest and other income, net; gain on sale of unconsolidated affiliates; interest expense; (gain) loss on disposal of property, equipment and other assets; impairment of long-lived assets; depreciation; share-based compensation expense, and professional fees associated with MedCath’s exploration of strategic options. Adjusted EPS for the 2011 fiscal period represents MedCath’s diluted loss per share from continuing operations adjusted for gain on sale of unconsolidated affiliates; professional fees for strategic options process; impairment of long-lived assets, and share based compensation expense.

Adjusted EBITDA for the year ended September 30, 2010 represents MedCath’s loss from continuing operations, net of taxes, income tax benefit; net income attributable to noncontrolling interests; equity in earnings (losses) of unconsolidated affiliates; interest and other income, net; loss on note receivable; interest expense; (gain) loss on disposal of property, equipment and other assets; impairment on long-lived assets; depreciation; pre-opening expenses; share-based compensation expense, and professional fees associated with MedCath’s exploration of strategic options. Adjusted EPS for the year ended September 30, 2010 represents MedCath’s diluted loss per share from continuing operations adjusted for professional fees associated with MedCath’s exploration of strategic options; impairment on long-lived assets; loss on note receivable; share-based compensation expense, and pre-opening expense.

MedCath’s management uses Adjusted EBITDA to measure the performance of MedCath’s various operating entities, to compare actual results to historical and budgeted results and to make capital allocation decisions. Management provides Adjusted EBITDA and Adjusted EPS to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA and/or Adjusted EPS as a financial performance measure. Because Adjusted EBITDA and Adjusted EPS are non-GAAP measures, Adjusted EBITDA and Adjusted EPS, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath has included a supplemental schedule with the financial statements that accompanies this press release that reconciles historical Adjusted EBITDA to MedCath’s income from continuing operations attributable to MedCath’s common stockholders and Adjusted EPS to diluted EPS from continuing operations.

This press release and the financial information included therewith will be accessible on the web, by going to www.medcath.com, “Investor Relations,” then clicking on “News.”

MedCath Corporation, headquartered in Charlotte, N.C., is a healthcare provider focused on high acuity services with the diagnosis and treatment of cardiovascular disease being a primary service offering. MedCath owns an interest in and operates one hospital with a total of 47 licensed beds located in California.

Parts of this announcement contain forward-looking statements that involve risks and uncertainties, including statements regarding the amount of net proceeds to be received from the sale of our interests in Harlingen Medical Center and HMC Realty, LLC. Although management believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic, regulatory and competitive uncertainties and contingencies that are difficult or impossible to predict accurately and are beyond our control. Actual results could differ materially from those projected in these forward-looking statements. We do not assume any obligation to update these statements in a news release or otherwise should material facts or circumstances change in ways that would affect their accuracy. The preparation of MedCath’s fourth quarter of fiscal 2011 operating results required management to make estimates and assumptions that affect reported amounts of revenues and expenses. There is a reasonable possibility that actual results may vary significantly from those estimates.

These various risks and uncertainties are described in detail in “Risk Factors” in MedCath’s Annual Report or Form 10-K for the year ended September 30, 2011 that was filed with the Securities and Exchange Commission on December 14, 2011. Copies of our filings with the Securities and Exchange Commission, including exhibits, are available at www.sec.gov to review.